Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
1)Registration Statement (Form S-3 No. 333-292033) of Rayonier Inc.,
2)Registration Statement (Form S-4 No. 333-292031) of Rayonier Inc.
3)Registration Statement (Form S-4 No. 333–114858) of Rayonier Inc.,
4)Registration Statement (Form S-8 No. 333–129175) pertaining to the Rayonier 1994 Incentive Stock Plan,
5)Registration Statement (Form S-8 No. 333–129176) pertaining to the 2004 Rayonier Incentive Stock and Management Bonus Plan,
6)Registration Statement (Form S-8 No. 333–152505) pertaining to the Rayonier Investment and Savings Plan for Salaried Employees,
7)Registration Statement (Form S-8 No. 333–238097) pertaining to the Pope Resources 2005 Unit Incentive Plan,
8)Registration Statement (Form S-8 No. 333-272044) pertaining to the 2023 Rayonier Incentive Stock Plan, and
9)Registration Statement (Form S-8 No. 333-293131) pertaining to the equity awards outstanding under the PotlatchDeltic Corporation Amended and Restated 2019 Long-Term Incentive Plan, the PotlatchDeltic Corporation Long-Term Stock Incentive Plan, and , the PotlatchDeltic Corporation 2005 Stock Incentive Plan, and obligations in respect of compensation currently deferred under the PotlatchDeltic Corporation Amended and Restated Deferred Compensation Plan for Directors II and the PotlatchDeltic Corporation Amended and Restated Management Deferred Compensation Plan;
of our report dated February 23, 2026, with respect to the consolidated financial statements and schedule of Rayonier, L.P. included in this Annual Report (Form 10-K) of Rayonier, L.P. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Jacksonville, Florida
February 23, 2026